As filed with the Securities and Exchange Commission on March 28, 1994
                                              Registration No. 33-52743
================================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                           Amendment No. 1
                                To
                             Form S-3

                     REGISTRATION STATEMENT
                             Under
                     THE SECURITIES ACT OF 1933


                        ALLTEL Corporation
                (Exact name of registrant as specified in its charter)

          Delaware                                           34-0868285
(State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                         Identification No.)

              One Allied Drive, Little Rock, Arkansas 72202
                           (501) 661-8000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           MAX E. BOBBITT
                             President
                          One Allied Drive
                     Little Rock, Arkansas 72202
                           (501)661-8118
             (Name, address, including zip code, and telephone number,
              including area code, of agent for service)

                Please send copies of all communications to:

                         FRANCIS X. FRANTZ
                Senior Vice President-External Affairs
                         One Allied Drive
                     Little Rock, Arkansas 72202

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

                            ALLTEL CORPORATION

                          Cross Reference Sheet for
                       Registration Statement on Form S-3


Items on Form S-3                               Prospectus Caption or Location

1. Forepart of the Registration Statement       Forepart of the Registration
   and Outside Front Cover Page of Prospectus   Statement, and Outside Front
                                                Cover Page of Prospectus

2. Inside Front and Outside Back Cover          Inside Front and Outside Back
   Pages of Prospectus                          Cover Pages of Prospectus.

3. Summary Information, Risk Factors and        Not Applicable, Not Applicable,
   Ratio of Earnings to Fixed Charges           and Selected Financial
                                                Information

4. Use of Proceeds                              Use of Proceeds

5. Determination of Offering Price              Not Applicable

6. Dilution                                     Not Applicable

7. Selling Security Holders                     Not Applicable

8. Plan of Distribution                         Plan of Distribution

9. Description of Securities to be Registered   Description of Securities

10.Interests of Named Experts and Counsel       Legal Opinions, and Experts

11.Material Changes                             Not Applicable

12.Incorporation of Certain Information         Incorporation of Certain
   by Reference                                 Documents by Reference

13.Disclosure of Commission Position on         Not Applicable
   Indemnification for Securities Act
   Liabilities

         PRELIMINARY PROSPECTUS SUPPLEMENT DATED MARCH 25, 1994


PROSPECTUS SUPPLEMENT
(To Prospectus dated              , 1994)


                               $250,000,000


                           ALLTEL CORPORATION

                     % Debentures due       , 2004


                     Interest Payable        and




            The Debentures may not be redeemed prior to         , 2004.



           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
             ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     Price to         Underwriting Discounts      Proceeds to
                     Public(1)        and Commissions             Company(1)(2)
Per Debenture.....           %                             %                 %
Total.............   $                $                           $

(1) Plus accrued interest from         ,1994 to the date of delivery.
(2) Before deducting expenses estimated at $128,207.

            The Debentures are offered, subject to prior sale, when, as and if issued by the Company and accepted by the Underwriters, and subject to approval of certain legal matters by counsel. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Debentures will be made through
the facilities of the Depository Trust Company, on or about       , 1994.



Stephens Inc.                                          Merrill Lynch & Co.


The date of this Prospectus Supplement is          , 1994.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.



                          DESCRIPTION OF THE DEBENTURES
     The following description of the particular terms of the    % Debentures
due          , 2004 ("Debentures") offered hereby supplements the description of the general terms and provisions of the Securities set forth in the Prospectus under the caption "Description of Securities". Certain terms used herein are defined in the Prospectus.

General
    The Debentures will be dated as of their date of authentication and are to be issued only in fully registered form without coupons in denominations of $1,000 or integral multiples thereof. The Debentures are issued as a series of Securities under the Indenture, dated as of January 1, 1987, which is more fully described in the Prospectus, as supplemented by a First Supplemental Indenture, dated as of March 1,
1987, a Second Supplemental Indenture, dated as of April 1, 1989, a
Third Supplemental Indenture, dated as of May 8, 1990, a Fourth
Supplemental Indenture, dated as of March 1, 1991, a Fifth
Supplemental Indenture, dated as of October 1, 1993, and a
Sixth Supplemental Indenture, dated as of        , 1994.
    The Debentures are to mature on       , 2004, and bear interest from
             , 1994 at the rate set forth in their title on the cover page of this Prospectus Supplement, payable semi-annually, based upon a 360-day
year comprised of twelve 30-day months, on        and         in each year
by check mailed to the registered owners thereof as of the close of business
on the preceding           or         , as the case may be.
    Transfers of the Debentures will be registrable and principal will be payable at the corporate trust office of the Trustee in Cleveland, Ohio, or at such other location or locations as may be provided for pursuant to the Indenture.

Redemption
    The Debentures may not be redeemed prior to                 , 2004.
No sinking fund is provided for the Debentures.
    The Company will not pay additional amounts in respect of taxes or similar charges withheld or deducted on the Debentures held by a person who is not a "U.S. person" (as defined in the Prospectus).

UNDERWRITING
    Stephens Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") have each severally agreed, subject to the terms and conditions of a Terms Agreement, with the Underwriting Agreement Basic Provisions as Annex A thereto, among the Company and the Underwriters, to purchase the principal amount of Debentures set forth below opposite their respective names. The Underwriters are committed to purchase all of such Debentures if any are purchased.

                                     2

    Name of Underwriter                                       Principal
                                                                Amount

   Stephens Inc...............................................$
   Merrill Lynch, Pierce, Fenner & Smith Incorporated..........
                    Total                                     $250,000,000

               The Underwriters have advised the Company that sales of Debentures to certain dealers may be made at a concession not in excess
of    % of the principal amount thereof, and that the Underwriters may
allow, and such dealers may reallow, discounts not in excess of    % of
the principal amount of the Debentures on sales to certain other dealers. After the initial public offering, the public offering price, concession and reallowance may be changed.
               The Company has agreed to indemnify the several Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.
               The Company has been advised by the Underwriters that they presently intend to make a market in the Debentures. No assurance can be given as to the liquidity of, or the trading markets for, the Debentures.
               As of the date of this Prospectus Supplement, Stephens
Group Inc., an affiliate of Stephens Inc., owned           shares of
the Common Stock of the Company, constituting approximately    % of the
issued and outstanding voting securities of the Company. Neither the Underwriters nor any other dealer will confirm sales of Debentures to any accounts over which they exercise discretionary authority without the prior written consent of the purchaser.

LEGAL OPINIONS
               Legal matters in connection with the issuance and sale of the Debentures will be passed upon for the Underwriters by Kutak Rock, 1650 Farnam Street, Omaha, Nebraska 68102.
                                      3

                        P R O S P E C T U S




                              ALLTEL CORPORATION



                                Debt Securities


              ALLTEL Corporation ("Company" or "ALLTEL") may offer and sell from time to time up to $250,000,000 aggregate principal amount of its debt securities ("Securities"), which will be offered to the public on terms determined by market conditions at the time of sale.

              The Securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of ALLTEL.

              Each issue of the Securities may vary as to aggregate principal amount, maturity date, public offering price or purchase price, interest rate or rates and timing of payments thereof, provisions for redemption, if any, sinking fund requirements, if any, and any other variable terms and method of distribution. The accompanying Prospectus Supplement ("Prospectus Supplement") sets forth the specific terms with regard to the Securities in respect of which this Prospectus is being delivered.


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
                UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



              The Securities may be sold to the underwriters for public offering pursuant to terms of offering fixed at the time of sale. In addition, the Securities may be sold by the Company directly or through agents. No Securities may be sold without delivery of a Prospectus Supplement describing such issue of Securities and the method and terms of offering thereof.



                   The date of this Prospectus is             , 1994.

              No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus or the Prospectus Supplement, in connection with the offering contemplated hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus, as it may be supplemented, does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus, as it may be supplemented, does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or the Prospectus Supplement, nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to its date.

AVAILABLE INFORMATION
              ALLTEL is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements, and other information filed by the Company may be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as the following SEC Regional Offices: Suite 1300, 7 World Trade Center, New York, New York 10048; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, such information is available for inspection at the library of the New York
Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and at the offices of the Pacific Stock Exchange Incorporated, 301 Pine Street,
 San Francisco, California 94104. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public
Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC
20549.
              The Company has filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
              The information contained herein does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference in this Prospectus.
              There is hereby incorporated by reference in this Prospectus the Company's Annual Report on Form 10-K for the year ended December 31, 1993, filed pursuant to the Exchange Act.
              All documents filed by the Company after the date of this Prospectus pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, and prior to the termination of the offering of the Securities, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
                                 5
              Copies of the above documents (excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference therein) may be obtained upon written or oral request without charge by each person, including any beneficial owner of any Security, to whom this Prospectus is delivered, from the Vice President-Corporate Communications, ALLTEL Corporation, One Allied Drive, Little Rock, Arkansas 72202, telephone
(501) 661-8000.

THE COMPANY
              ALLTEL, a Delaware corporation, is a leading telecommunications and information services company. ALLTEL subsidiaries provide local telephone service, cellular telephone service, information services and communications products. The Company's principal executive offices are located at One Allied Drive, Little Rock, Arkansas 72202, telephone (501) 661-8000.

Telephone Operations

              The Company's telephone subsidiaries provide local and toll service access to approximately 1.6 million customer access lines through 668 telephone exchanges in parts of 22 states. No other regulated carrier furnishes local telephone service in any area served by ALLTEL. ALLTEL's telephone subsidiaries also provide facilities for private line, data transmission, and other communications services. In addition, these subsidiaries sell and lease end user telephone equipment, as well as maintenance and protection plans for customer-owned equipment.

Cellular Operations

              ALLTEL Mobile Communications, Inc. ("ALLTEL Mobile"), a wholly-owned subsidiary of ALLTEL, provides cellular telephone and paging services. ALLTEL Mobile owns a majority interest in cellular systems in Charlotte, North Carolina; Little Rock, Fort Smith and Fayetteville, Arkansas; Montgomery, Alabama; Savannah and Albany, Georgia; Aiken, South Carolina/Augusta Georgia; Gainesville and Ocala, Florida; and Springfield, Missouri; and a 50% interest in a cellular system in Jackson, Mississippi. ALLTEL Mobile also has limited partnership interests in thirteen other cellular systems and owns interests in various rural service areas as well. Additionally, ALLTEL
Mobile owns and operates wide-area, computer-driven paging networks in Arkansas and Florida and ALLTEL's acquisition of SLT Communications, Inc.
in 1992 added a one-third ownership in one of the largest paging networks in Texas, which serves more than 115,000 subscribers.

Information Services Operations

             Systematics Information Services, Inc. ("Systematics"), a wholly-owned subsidiary of ALLTEL, provides a wide range of information processing services to the financial and telecommunications industries. Systematics' software and services are designed to fulfill substantially all of the retail information processing and management information requirements of financial institutions. Systematics also markets software worldwide to financial and telecommunications companies operating their own information processing departments.
              Computer Power, Inc. ("CPI"), a wholly-owned subsidiary of ALLTEL, provides data processing and related software and systems to financial institutions originating and/or servicing single family mortgage loans. CPI's on-line systems automate processing functions required in the origination of mortgage loans, the management of such loans while in inventory before they are sold on the secondary market, and their subsequent servicing.
              TDS Healthcare Systems Corporation ("TDS"), a wholly-owned subsidiary of ALLTEL, is the leading provider of comprehensive patient care and healthcare enterprise information systems. More than 200 leading hospitals in the United States, Canada and Europe are TDS software clients.

                                  6
Product Distribution Operations
              ALLTEL Supply, Inc. ("ALLTEL Supply"), a wholly-owned subsidiary of ALLTEL, with twelve warehouses and nine counter-sales showrooms across the nation, is a major distributor of telecommunications equipment and materials. ALLTEL Supply provides quality equipment to affiliated and nonaffiliated telephone companies, business systems suppliers, railroads, governments and retail and industrial companies. HWC Distribution Corp., a wholly-owned subsidiary of ALLTEL, with ten warehouses nationwide, is a leading supplier of specialty wire and cable products in the United States.
              In addition to its four principal business areas, ALLTEL operates subsidiaries that publish telephone directories and provide cable television service.

USE OF PROCEEDS
              The net proceeds from the sale of Securities will be used to reduce borrowings under the Company's revolving credit agreement, which were incurred to partially finance the acquisition of certain telephone properties of GTE Corporation in the State of Georgia, for expansion of cellular investments and other general corporate requirements.
     The Company's revolving credit agreement has a termination date of October 1, 1996, with provisions for annual extensions. The weighted rate of interest on the Company's borrowings under this agreement at December 31, 1993 was 3.4%.

SELECTED FINANCIAL INFORMATION
(Dollars in Millions)
              The following table sets forth certain selected financial information relating to the Company for the five year period ended
December 31, 1993.
                            Year Ended December 31,
                              1989      1990      1991        1992     1993

Total Revenues and Sales    $ 1556.7  $ 1691.2  $ 1884.0   $ 2082.5   $ 2342.1
Income Before Income Tax    $  258.7  $  292.4  $  299.1   $  357.3   $  449.9

Net Income                  $  178.5  $  200.1  $  199.4   $   228.6  $  262.0
Fixed Charges               $   94.3  $   98.2  $  106.1   $   101.8  $  109.6

Ratio of Earnings to Fixed
    Charges*                    3.63      3.87      3.71         4.43     5.00
Long-term Debt as a
    Percentage of Total
    Capitalization
    (End of Period)             48.2%     49.3%     49.3%       44.5%    51.2%

* For the purpose of calculating this ratio, earnings consist of income before income taxes and fixed charges. Fixed charges include interest on indebtedness and the portion of rental expense representative of the interest factor.

The following table sets forth the Company's capitalization as of
December 31, 1993.
                                                                     % of
                                           Outstanding          Capitalization
Long-term debt (including
  current maturities)                      $1,640.2               51.2%
Preferred stock, redeemable                     8.6                 .3
Preferred stock, non-redeemable                 9.4                 .3
Common equity                               1,545.3               48.2
                                           $3,203.5              100.0%
                                      7
                          DESCRIPTION OF SECURITIES
              The following description sets forth certain general terms and provisions of the Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Securities offered by a Prospectus Supplement, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series of Securities.
              The Securities are to be issued under an Indenture
("Indenture") between the Company and Society National Bank, Trustee ("Trustee"). The following summaries of certain provisions of the Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definition therein of certain terms. Particular sections of the Indenture that are relevant to the discussion are cited parenthetically. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

General
              The Indenture does not limit the amount of Securities
that can be issued thereunder, and additional debt securities may be issued thereunder up to the aggregate principal amount that may be authorized from time to time by, or pursuant to a resolution of, the Company's Board of Directors or by a supplemental indenture.
Reference is made to the Prospectus Supplement for the following terms of the particular series of Securities being offered thereby:
(i) the title of the Securities of the series; (ii) any limit upon the aggregate principal amount of the Securities of the series; (iii)
the date or dates on which the principal of the Securities of the series will be payable; (iv) the rate or rates (or manner of calculation thereof), if any, at which the Securities of the series will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and, with respect to Securities of the series in registered form, the record date for the interest payable on any interest payment date; (v) the place or places where the Principal of and interest, if any, on the
Securities of the series will be payable; (vi) any redemption or sinking fund provisions; (vii) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that will be payable upon declaration of acceleration of the maturity thereof; (viii) whether the Securities of the series will be issuable in registered or bearer form, or both, any restrictions applicable to the offer, sale, or delivery of Securities in bearer form ("bearer Securities") and whether and the terms upon which bearer
Securities will be exchangeable for Securities in registered form
("registered Securities") and vice versa; (ix) whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a U.S. person (as defined below)
in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts; and (x) any additional provisions or other special terms not inconsistent with the provisions of the Indenture, including any terms that may be required by or advisable under United States law or regulations or advisable in connection with the marketing of Securities of such series. To the extent not described herein, Principal and interest, if any, will be payable, and the Securities of a particular series will be transferable, in the manner described in the Prospectus Supplement relating to such series. "Principal" when used herein includes, when appropriate, the premium, if any, on the Securities.
              Each series of Securities will constitute unsecured and unsubordinated indebtedness of the Company and will rank on a parity basis with the Company's other unsecured and unsubordinated indebtedness.
              Securities of any series may be issued as registered
Securities or bearer Securities, or both, as specified in the terms of the series. Unless otherwise indicated in the Prospectus Supplement, Securities will be issued in denominations of $1,000 and integral multiples thereof, and bearer Securities will not be offered, sold, resold, or delivered to U.S. persons
                                    8
in connection with their original issuance. For purposes of this Prospectus, "U.S. person" means a citizen, national, or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.
              If appropriate, federal income tax consequences applicable to a series of Securities will be described in the Prospectus Supplement relating thereto.

Exchange of Securities
              Registered Securities may be exchanged for an equal aggregate principal amount of registered Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.08(a).)
              To the extent permitted by the terms of a series of Securities authorized to be issued in registered form and bearer form, bearer Securities may be exchanged for an equal aggregate principal amount of registered or bearer Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the bearer Securities with all unpaid coupons relating thereto at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.08(b).) As of the date of this Prospectus, temporary United States Treasury regulations essentially prohibit exchanges of registered Securities for bearer Securities and, unless such regulations are modified, the terms of a series of Securities will not permit registered securities to be exchanged for bearer Securities.

Lien on Assets
              The Company covenants in the Indenture that, if at any time the Company mortgages, pledges, or otherwise subjects to any lien the whole or any part of a property or asset now owned or hereafter acquired by it, except as hereinafter described, the Company will secure the outstanding Securities, and any other obligations of the Company that may then be outstanding and entitled to the benefit of a covenant similar in effect to this covenant, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge, or lien, for as long as any such indebtedness or obligation is so secured. This covenant does not apply to the creation, extension, renewal, or refunding of purchase-money mortgages or liens, or other liens to which any property or asset acquired by the Company is subject as of the date of its acquisition by the Company, or to the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify the Company to conduct its business or any part thereof or in order to entitle it to maintain self-insurance or to obtain the benefits of any law relating to workers' compensation, unemployment insurance, old age pensions, or other social security, or with any court, board, commission, or governmental agency as security incident to the proper conduct of any proceeding before it. Nothing contained in the Indenture prevents a person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company from mortgaging, pledging, or subjecting to any lien any property or assets, whether or not acquired by such person from the Company. (Section 4.02.)
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
Amendment and Waiver
              Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented by the Company and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Securities of each series affected by the amendment or supplement (with each series voting as a class), or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class); except that, without the consent of each Securityholder affected, an amendment or waiver may not (i) reduce the amount of Securities whose holders must consent to an amendment or waiver;
(ii) change the rate of or change the time of payment of interest on any Security; (iii) change the principal of or change the fixed maturity of any Security; (iv) waive a default in the payment of the Principal of or interest on any Security; (v) make any Security payable in money other than that stated in the Security; (vi) reduce any premium payable upon redemption of any Security; or (vii) impair the right to institute suit for the enforcement of any payment on or with respect to any Security. (Section 9.02.) The Indenture may be amended or supplemented without the consent of any Securityholder (a) to cure any ambiguity, defect, or inconsistency in the Indenture or in the Securities of any series; (b) to provide for the assumption of all the obligations of the Company under the Securities and any coupons related thereto and the Indenture by any corporation in connection with a merger, consolidation, transfer, or lease of the Company's property and assets substantially as an entirety, as provided for in the Indenture; (c) to secure the Securities; (d) to provide for uncertificated Securities in addition to or in place of certificated Securities; (e) to make any change that does not adversely affect the rights of any Securityholder;
(f) to provide for the issuance of, and establish the form and terms and conditions of, a series of Securities or to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Securities; or (g) to add to rights of Securityholders. (Section 9.01.)

Successor Entity
              The Company may not consolidate with or merge into, or transfer or lease its property and assets substantially as an entirety to, another entity unless the successor entity is a U.S. corporation and assumes all the obligations of the Company under the Securities and any coupons related thereto and the Indenture and, after giving effect thereto, no default under the Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all such obligations of the Company terminate. (Section 5.01.)

Deposit of Money or Government Obligations to Pay Securities
              The Company has the right to terminate certain of its obligations under the Securities and the Indenture with respect to the Securities of any series or any installment of principal of or interest on that series if the Company irrevocably deposits with the Trustee, in trust for the benefit of the holders of that series or portions thereof, money or obligations of the United States of America sufficient to pay, when due, Principal of and interest on the Securities with respect to which a deposit is made to maturity or redemption or such installment of Principal or interest, as the case may be, and if all other conditions set forth in the Securities of that series are met. In such event, however, the Company's obligation to pay the Principal of and interest on the Securities shall survive. (Section 8.01; Section 4.01.)

Events of Default
              The following events are defined in the Indenture as
"Events of Default" with respect to a series of Securities: (i)
default in the payment of interest on any Security of such series for 90 days;
(ii) default in the payment of the Principal of any Security of such series;
(iii) failure by the Company for 90 days after notice to it to comply with any of its other
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
agreements in the Securities of such series, in the Indenture, or in any supplemental indenture under which the Securities of that series may have been issued; and (iv) certain events of bankruptcy or insolvency.
(Section 6.01.) If an Event of Default occurs with respect to the Securities of any series and is continuing, the Trustee or the holders of at least 25% in principal amount of all of the outstanding Securities of that series may declare the Principal (or, if the Securities of that series are original issue discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable. Upon such declaration, such Principal
(or, in the case of original issue discount Securities, such specified amount) and all accrued interest thereon shall be due and payable immediately.
(Section 6.02.)
              Securityholders may not enforce the Indenture or the Securities, except as provided in the Indenture. (Section 6.06.) The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. (Section 7.01(f).)
Subject to certain limitations, holders of a majority in principal amount of the Securities of each series affected (with each series voting as a class) may direct the Trustee in its exercise of any trust power. (Section 6.05.) The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. (Section 7.05.) The Company is not required under the Indenture to furnish any periodic evidence as to the absence of default or as to compliance with the terms of the Indenture.

Concerning the Trustee
              The Company maintains banking relationships in the ordinary course of business with the Trustee. The Trustee also serves as trustee under the Company's Indenture, dated as of June 15, 1961, and indentures supplemental thereto.

                              PLAN OF DISTRIBUTION
              The Company may sell the Securities to or through underwriters and also may sell the Securities directly to other purchasers or through agents. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.
              The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
              In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters and agents that participate in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation will be described, in the Prospectus Supplement.
              Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of the Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.
                                       11
LEGAL OPINIONS
              Legal matters in connection with the issuance and sale of the Securities will be passed upon for the Company by Ivester, Skinner & Camp, 111 Center Street, Suite 1200, Little Rock, Arkansas 72201. Members of the law firm of Ivester, Skinner & Camp owned as of February 28, 1994, as a group 15,078 shares of the Company's Common Stock.

EXPERTS
              The financial statements and schedules incorporated by reference in the Company's annual report on Form 10-K for the year ended December 31, 1993, which are incorporated herein by reference, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                        12


        No person has been authorized to give
any information or to make any representation
not contained in this Prospectus Supplement
or the Prospectus and, if given or made, such
information or representation must not be              ALLTEL
relied upon as having been authorized by               CORPORATION
ALLTEL Corporation or any Underwriter.
This Prospectus Supplement and the
Prospectus do not constitute an offer to sell or       % Debentures due
a solicitation of an offer to buy any of the                   , 2004
securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. The delivery of this Prospectus Supplement or the Prospectus at any time does not imply that the information herein or therein is correct at any time subsequent to their respective dates.


          TABLE OF CONTENTS                          PROSPECTUS SUPPLEMENT

                                               Page

Prospectus Supplement

Description of the Debentures . . . . . . . . .S-2       STEPHENS INC.
Underwriting. . . . . . . . . . . . . . . . . .S-2
Legal Opinions. . . . . . . . . . . . . . . . .S-3       Merril Lynch & Co.

                  Prospectus
Available Information . . . . . . . . . . . . .  2
Incorporation of Certain Documents
   by Reference . . . . . . . . . . . . . . . . .2
The Company . . . . . . . . . . . . . . . . . . .3
Use of Proceeds . . . . . . . . . . . . . . . . .4
Selected Financial Information. . . . . . . . . .4
Description of Securities . . . . . . . . . . . .5
Plan of Distribution. . . . . . . . . . . . . . .8
Legal Opinions. . . . . . . . . . . . . . . . . .9
Experts . . . . . . . . . . . . . . . . . . . . .9                   ,1994





                                        PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
Securities and Exchange Commission Filing Fee                     $86,206.90
Counsel Fees and Expenses                                          10,000.00
Fees and Expenses of Trustee                                        5,000.00
Printing and Engraving                                             10,000.00
Blue Sky Fees and Expenses                                          8,000.00
Accountants' Fees and Miscellaneous Expenses                        9,000.00
                        Total                                    $128,206.90
                                         14
                                    SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 25th of March, 1994.


                                               ALLTEL CORPORATION

                                               By /s/   MAX E. BOBBITT

                                                    (Max E. Bobbitt, President)


              Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


 Signature                          Title                        Date

*JOE T. FORD          Chief Executive Officer and Director
(Joe T. Ford)         (Principal Executive Officer)

/s/ MAX E. BOBBITT    President and Director
(Max E. Bobbitt)

*DENNIS J. FERRA      Senior Vice President - Accounting
(Dennis J. Ferra)      and Administration
                      (Principal Accounting Officer)

*TOM T. ORSINI         Senior Vice President - Finance
(Tom T. Orsini)         and Corporate Development
                       (Principal Financial Officer)

*BEN W. AGEE           Director
(Ben W. Agee)

*ALFRED E. CAMPDON     Director
(Alfred E. Campdon)

*W. W. JOHNSON         Director                                March 25, 1994
(W. W. Johnson)

*EMON A. MAHONY, JR.   Director
(Emon A. Mahony, Jr.)

*GEORGE C. MCCONNAUGHEY  Director
(George C. McConnaughey)

                                             15

Signature                       Title                            Date

*WALTER G. OLSON          Director
(Walter G. Olson)

*PHILIP F. SEARLE         Director
(Philip F. Searle)

*JOHN E. STEURI           Director                         March 25, 1994
(John E. Steuri)

*CARL H. TIEDEMANN        Director
(Carl H. Tiedemann)

*RONALD TOWNSEND          Director
(Ronald Townsend)

*WILLIAM H. ZIMMER, JR.   Director
(William H. Zimmer, Jr.)


*BY /s/ MAX E. BOBBITT                                           March 25, 1994
(Max E. Bobbitt, Attorney-in-Fact)

                                            16
                                       EXHIBIT INDEX

Official                                                            Sequential
Exhibit                                                                 Page
  No.                      Description                                   No.
  1         -  Form of Underwriting Agreement(1)                        II-5
  4(a)(i)   -  Indenture between the Registrant and Ameritrust Company
               National Association, Trustee, dated as of January 1,
               1987 (incorporated by reference to Registrant's Form S-3
               Registration Statement, No. 33-10808, filed on December
               16, 1986).
  4(a)(ii)  -  First Supplemental Indenture dated as of March 1, 1987
               (incorporated by reference to Registrant's Current Report on
               Form 8-K dated March 6, 1987, filed on March 6, 1987).
  4(a)(iii) -  Second Supplemental Indenture, dated as of April 1, 1989
               (incorporated by reference to Registrant's Form S-3
               Registration Statement, No. 33-27052, filed on February
               15, 1989)
  4(a)(iv)  -  Third Supplemental Indenture, dated as of May 8, 1990
               (incorporated by reference to Registrant's Form S-3
               Registration Statement, No. 33-39055, filed on February
                20, 1991).
  4(a)(v)   -  Fourth Supplemental Indenture, dated as of March 1, 1991
               (incorporated by reference to Registrant's Current Report
               on Form 8-K dated March 6, 1991, filed on March 6, 1991).
  4(a)(vi)  -  Fifth Supplemental Indenture, dated as of October 1, 1993
               (incorporated by reference to Registrant's Form S-3
               Registration Statement No. 33-50401, filed on October
               15, 1993).
  4(a)(vii) -  Sixth Supplemental Indenture, dated as of
                     , 1994 (1).                                        II-21
  4(b)      -  Form of Security (1).  The form or forms of Security with respect to each particular series of Securities registered hereunderthat differs from the form of Security filed
               herewith will be filed as an exhibit to a Current Report
               on Form 8-K and shall be deemed to be incorporated
               herein by reference.
  5         -  Opinion of Ivester, Skinner & Camp, as to the legality
               of the Securities to be issued(1).                     II-45
  23(a)     -  Consent of Arthur Andersen & Co., Independent Public
               Accountants.
  23(b)     -  Consent of Counsel is contained in Opinion of Counsel
               filed as Exhibit 5(1).                                 II-45
  24(a)     -  Powers of Attorney.
  24(b)     -  Resolutions of Board of Directors.
  25        -  Form T-1, Statement of Eligibility and Qualification
               under Trust Indenture Act of 1939 of Society
               National Bank (1).                                     II-46

(1)         Filed herewith.


                                            17